Exhibit 23
Exelon Corporation
Form 11-K File No. 1-16169
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No.’s 333-37082 and 333-49780) of Exelon Corporation of our report as of December 31, 2005, dated June 16, 2006, pertaining to the financial statements of Exelon Corporation Employee Savings Plan, which appears in the Form 11-K.

Washington, Pittman & McKeever, LLC

Chicago, Illinois
June 26, 2006

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